EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mohawk Industries, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-130190) on Form S-3 and (No 333-52070, No. 33-52544, No. 33-67282, No 33-87998, No 333-23577, No 333-74806, No 333-91908 and No 333-143370) on Form S-8, of Mohawk Industries, Inc. of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007,and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the annual report on Form 10-K of Mohawk Industries, Inc.

Our report dated February 29, 2008 with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of earnings, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007 refers to other auditors. We did not audit the combined consolidated financial statements of Unilin Flooring BVBA and Unilin Holding Inc. and their respective subsidiaries (Unilin Group), which financial statements reflect total assets constituting approximately 40 percent as of December 31, 2006 and total revenues constituting approximately 16 and 3 percent as of December 31, 2006 and 2005, respectively, of the related consolidated totals. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Unilin Group, is based solely on the report of the other auditors.

As discussed in Note 13 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, effective January 1, 2007. As discussed in Note 11 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP
Atlanta, Georgia

February 29, 2008